Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 4 dated November 5, 2025 relating to the Class A common stock, $0.0001 par value per share, of Rush Street Interactive, Inc. shall be filed on behalf of the undersigned.

DIVISADERO STREET CAPITAL MANAGEMENT, LP, By: Divisadero Street Capital, LLC, its general partner By: Divisadero Street Capital, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

WILLIAM ZOLEZZI By: /s/ William Zolezzi

DIVISADERO STREET PARTNERS, L.P. By: Divisadero Street Partners GP, LLC, its general partner By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET PARTNERS GP, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET CAPITAL, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager